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                                                                   EXHIBIT 12.1


           RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS


       The ratio of earnings to fixed charges and preferred dividends for the nine months ended September 30, 2000 is: 2.1 :1

       For purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before extraordinary items. Fixed charges consist of interest costs, whether expensed or capitalized, preferred stock dividend requirements, the interest component of rental expense, if any, and amortization of debt discounts and issue costs, whether expensed or capitalized.




    CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS
                      NINE MONTHS ENDED SEPTEMBER 30, 2000
                          (DOLLAR AMOUNTS IN THOUSANDS)


                         EARNINGS:

                         Net income                                                                     $94,953
                         Interest expense (including amortization of debt discount and
                             issuing costs)                                                              69,305
                         Equity in loss of affiliate                                                     14,363
                         Other adjustments                                                                  296
                                                                                                       --------
                             Total                                                                     $178,917
                                                                                                       ========

                         FIXED CHARGES:

                         Interest expense (including amortization of debt discount and
                             issuing costs)                                                             $69,305
                         Capitalized interest                                                               359
                         Preferred stock dividends                                                       16,976
                         Other adjustments                                                                  296
                                                                                                        -------
                             Total                                                                      $86,938
                                                                                                        =======

                         RATIO OF EARNINGS TO FIXED CHARGES                                               2.1:1



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